EXHIBIT 99.1

FOR IMMEDIATE RELEASE
May 20,2004.

Tellabs to acquire AFC for $1.9 billion in cash and stock

Combines market leaders in transport and access to lead industry shift to broadband

Naperville, Ill., and Petaluma, Calif. — Tellabs (NASDAQ: TLAB), a leader in bandwidth management and optical transport, and AFC (NASDAQ: AFCI), a leader in access, today entered into a definitive agreement under which Tellabs will acquire AFC. The combination creates an industry leader in strategic access and transport solutions for the world’s leading telecom service providers.

Under the terms of the transaction, which was approved by both companies’ boards of directors, AFC stockholders will receive 1.55 shares of Tellabs common stock and $7.00 in cash for each AFC share. Based on Tellabs’ closing price on May 19, 2004, this represents $21.24 in value per AFC share, or a total value of $1.9 billion. Upon completion of the transaction, Tellabs stockholders will own approximately 75% of the company and AFC stockholders will own 25%. Including synergies, the transaction is expected to be accretive to Tellabs’ 2005 pretax income on a per-share basis, excluding amortization associated with acquired intangibles and other purchase accounting adjustments.

“Together, Tellabs and AFC create a strategic global telecom equipment supplier that will lead the industry’s shift to broadband data with end-to-end access and transport solutions,” said Krish Prabhu, chief executive officer (CEO) and president of Tellabs. “Marrying the leader in access with the leader in transport positions us to grow with our customers in the industry’s sweet spot of broadband services. This will enable us to help customers simplify networks, offer easier service provisioning and sharpen their competitive edge.”

“We are excited about this strategic combination, which creates a company with an expanded portfolio to take advantage of carriers’ growing investment and focus on alternative broadband access markets such as fiber-to-the-premises and broadband wireless,” said John Schofield, chairman and CEO of AFC. “Our comprehensive suite of innovative broadband access solutions will gain growth opportunities through Tellabs’ significant international distribution channels, as well as their deep relationships with regional Bells and large incumbent carriers.”

Upon completion of the transaction, John Schofield will become chief operating officer and a director of Tellabs. The Tellabs board will be expanded to include three AFC directors, including Schofield, increasing the size of Tellabs’ board to 12 members. The transaction is subject to certain closing conditions, including regulatory approval and approval by Tellabs’ and AFC’s stockholders. It is expected to close in the second half of 2004.

The combined company will employ about 4,100 people, including nearly 1,000 in international locations. It will have research and development centers in Illinois, California, Florida, Texas, Virginia, Denmark and Finland, as well as 41 sales offices in 29 countries.

Credit Suisse First Boston acted as financial advisor to Tellabs and Sidley Austin Brown & Wood provided legal counsel to Tellabs. Bear, Stearns & Co. Inc. acted as financial advisor to AFC and Pillsbury Winthrop provided legal counsel to AFC.

Simultaneous Webcast and Teleconference Replay—Tellabs and AFC will host a teleconference for investors at 7:30 a.m. Central Daylight Time on Thursday, May 20, to discuss the proposed acquisition. To access the teleconference, dial 212-346-6474. Internet users can hear a simultaneous live webcast of the teleconference at tellabs.com and afc.com. A taped replay of the call will be available until 5:00 p.m. Central time on May 25, at 800-633-8284. (Outside the United States, dial 402-977-9140.) When prompted, enter the Tellabs/AFC reservation number: 21196127.

About Tellabs—Headquartered in Naperville, Ill., Tellabs delivers technology that transforms the way the world communicates™. Tellabs experts design, develop, deploy and support our solutions for telecom service providers in more than 100 countries. More than two-thirds of telephone calls and Internet sessions in several countries, including the United States, flow through Tellabs equipment. Our product portfolio provides solutions in next-generation optical networking, managed access, carrier-class data, voice quality enhancement and cable telephony. For details, see www.tellabs.com.

About AFC —Headquartered in Petaluma, Calif., AFC is a leading provider of broadband access solutions for the global telecommunications industry. With a customer base of more than 800 service providers worldwide, AFC continues to build and support the world’s evolving broadband access network architecture. For more information, please visit AFC online at www.AFC.com or call 1-800-690-AFCI.

Forward-Looking Statements— Additional Information and Where to Find It

This communication is not a solicitation of a proxy from any security holder of Tellabs, Inc. or Advanced Fibre Communications, Inc. Tellabs, Inc. plans to file with the Securities and Exchange Commission a Registration Statement on SEC Form S-4, and Tellabs, Inc. and Advanced Fibre Communications, Inc. expect to mail a Joint Proxy Statement/Prospectus to their respective stockholders concerning the proposed merger of Advanced Fibre Communications, Inc. with a subsidiary of Tellabs, Inc. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by Tellabs, Inc. will be available free of charge from Tellabs Investor Relations, 1415 West Diehl Road, Naperville, IL 60563, 630-798-8800. Documents filed with the SEC by Advanced Fibre Communications, Inc. will be available free of charge from Advanced Fibre Communications Investor Relations, 1465 North McDowell Blvd., Petaluma, CA, USA 94954, 707-792-3500.

Interest of Certain Persons in the Merger.

Tellabs, Inc. and Advanced Fibre Communications, Inc., and their respective directors and executive officers and other members of their management and employees, may be deemed to be participants in the solicitation of proxies from the stockholders of Tellabs, Inc. and Advanced Fibre Communications, Inc. in connection with the merger. The directors and executive officers of Tellabs, Inc. and Advanced Fibre Communications, Inc. have interests in the merger, some of which may differ from, or may be in addition to, those of the respective stockholders of Tellabs, Inc. and Advanced Fibre Communications, Inc. generally. Those interests will be described in greater detail in the Joint Proxy Statement/Prospectus with respect to the merger, which may include potential membership on the Tellabs, Inc. Board of Directors, option and stock holdings and indemnification. Information about the directors and executive officers of Tellabs, Inc. and their ownership of Tellabs, Inc. stock is set forth in the proxy statement for Tellabs, Inc.‘s 2004 annual meeting of stockholders. Information about the directors and executive officers of Advanced Fibre Communications, Inc. and their ownership of Advanced Fibre Communications, Inc. stock is set forth in the proxy statement for Advanced Fibre Communications, Inc.‘s 2004 annual meeting of stockholders. Investors may obtain additional information regarding the interests of the participants by reading the joint proxy statement/prospectus when it becomes available.

NOTICE TO INVESTORS, PROSPECTIVE INVESTORS AND THE INVESTMENT COMMUNITY--CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Statements in this press release regarding the proposed merger of Tellabs, Inc. and Advanced Fibre Communications, Inc. which are not historical facts, including expectations of financial results for the combined companies (e.g., projections regarding revenue, earnings, cash flow and cost savings), are “forward-looking statements.” Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause either company’s actual performance or achievements to be materially different from any future results, performance or achievements expressed or implied by those statements. Either company’s actual future results could differ materially from those predicted in such forward-looking statements. Investors and security holders are cautioned not to place undue reliance on these forward-looking statement and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

Important factors upon which the forward-looking statements presented in this release are premised include: (a) receipt of regulatory and stockholder approvals without unexpected delays or conditions; (b) timely implementations and execution of merger integration plans; (c) retention of customers and critical employees; (d) economic changes impacting the telecommunications industry; (e) successfully leveraging Tellabs/Advanced Fibre Communications’ comprehensive product offering to the combined customer base; (f) the financial condition of telecommunication service providers and equipment vendors, including any impact of bankruptcies; (g) the impact of customer and vendor consolidation; (h) successfully introducing new technologies and products ahead of competitors; (i) successful management of any impact from slowing economic conditions or customer demand; and (j) protection and access to intellectual property, patents and technology. In addition, the ability of Tellabs/Advanced Fibre Communications to achieve the expected revenues, accretion and synergy savings also will be affected by the effects of competition (in particular the response to the proposed transaction in the marketplace), the effects of general economic and other factors beyond the control of Tellabs/Advanced Fibre Communications, and other risks and uncertainties described from time to time in Tellabs/Advanced Fibre Communications’ public filings with the Securities and Exchange Commission. Tellabs and Advanced Fibre Communications disclaim any intention or obligation to update or revise any forward-looking statements.

AFC, Inc., AFC and the AFC logo are registered trademarks of AFC, Inc. The Acronym for Access is a service mark of AFC, Inc. Copyright 2004. All rights reserved.

Tellabs®,®, and technology that transforms the way the world communicates are trademarks or registered trademarks of Tellabs or one of its affiliates in the United States and/or other countries. Any other trademarks are the property of their respective owners.

Contacts:
Tellabs	AFC
Investors	Investors
Tom Scottino: +1.630.798.3602	Jeff Finn: +1.707.793.7720
tom.scottino@tellabs.com	jeff.finn@afc.om

Media	Media
George Stenitzer: +1.630.798.3800	Teresa Novak: +1.707.793.4410
george.stenitzer@tellabs.com	teresa.novak@afc.com